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                                                                     EXHIBIT 1.1

                       AMERICAN INTERNATIONAL GROUP, INC.

                               U.S. $ 747,000,000

                           Medium-Term Notes, Series E

                      Due from Nine Months to Thirty Years
                               from Date of Issue

                             Distribution Agreement

                                                                   June 11, 1996

Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Morgan Stanley & Co. Incorporated,
Salomon Brothers Inc
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Dear Sirs:

                  American International Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to U.S. $747,000,000 aggregate principal amount (or the equivalent thereof in one or more foreign currencies or currency units) of its Medium-Term Notes, Series E, due from nine months to thirty years from date of issue (the "Securities") and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.

                  Subject to the terms and conditions stated herein, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase the Securities from the Company and
(ii) agrees that whenever it determines to sell Securities directly to any Agent as principal for resale to others, it will, if requested by such Agent, enter into a separate agreement, substantially in the form of Annex I hereto, relating to such sale or another agreement (which may be oral and confirmed in writing) relating to the purchase by such Agent as principal (each a "Terms Agreement"), in each case in




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accordance with Section 2(b) hereof. The Company reserves the right to sell
Securities directly on its own behalf and to enter into agreements substantially identical hereto with other broker-dealers as Agents.

                  The terms and rights of the Securities shall be as specified in or established pursuant to the Indenture, dated as of July 15, 1989, between the Company and The Bank of New York as Trustee (the "Trustee"), and is referred to herein as the "Indenture". The Securities shall have the maturity ranges, annual interest rates (if any), redemption provisions and other terms set forth in the Prospectus referred to below as it may be supplemented from time to time. The Securities will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture and the Administrative Procedure attached hereto as Annex II and, if applicable, will be specified in a related Terms Agreement.

                  1. The Company represents and warrants to, and agrees with, each Agent that:

                  (a) A registration statement on Form S-3 (Registration No. 33-41643) and Post-Effective Amendment No. 1 thereto, and a registration statement on Form S-3 (Registration No. 33-60827) in respect of certain debt securities including the Securities have been filed with the Securities and Exchange Commission (the "Commission"), and such registration statements and Post-Effective Amendment have been declared effective by the Commission, and no stop order suspending the effectiveness of any of such registration statements has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the registration statement (No. 33-60827) being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statements, including all exhibits thereto but excluding Form T-1, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act of 1933, as amended (the "Act"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to



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the Prospectus as each time amended or supplemented with respect to Securities sold pursuant to this Agreement, in the form in which it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act, including any documents incorporated therein by reference as of the date of such filing or mailing);

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the statements made within the coverage of Rule 175(b) of the rules and regulations of the Commission under the Act were, or will be, as the case may be, made by the Company with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities, or to any statements in any such document which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 of the rules and regulations of the Commission under the Act;

                  (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;



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                  (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of Delaware, and has full power and authority to own its properties and to conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its business, requires such qualification, and where failure to so qualify would have a material adverse effect on the financial condition of the Company; and each subsidiary of the Company named in the first paragraph under "Item 1. Business" of the Company's Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission ("Material Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                  (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock (other than as occasioned by Common Stock having been issued pursuant to the Company's employee stock purchase plans, employee stock option plans and upon conversion of convertible securities), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                  (f) The series constituting the Securities has been duly authorized and established in conformity with the Indenture and, when the terms of a particular Security and of the issue and sale thereof have been duly authorized and established by all necessary corporate action in conformity with the Indenture and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor as contemplated by this Agreement and any applicable Terms Agreement, such Security will have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and



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the Securities will conform to the descriptions thereof in the Prospectus;

                  (g) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities and the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the date of this Agreement, obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the solicitation by such Agent of offers to purchase the Securities from the Company and with purchases of the Securities by such Agent as principal, as the case may be, both in the manner contemplated hereby;

                  (h) There is no action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which has, or may reasonably be expected in the future to have, a material adverse effect on the current or prospective consolidated business or condition (financial or other) of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus; and, at each Time of Delivery (as defined in Section 2(b) hereof), there will not be any action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which will have had, or may reasonably be expected in the future to have, a material adverse effect on the current or prospective consolidated business or condition (financial or other) of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus as amended or supplemented;



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                  (i) The Company does not transact business with the Government of Cuba or with any person or affiliate located in Cuba within the meaning of
Section 517.075, Florida Statutes; and

                  (j) Coopers & Lybrand L.L.P., who have certified financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder.

                  2. (a) On the basis of the representations and warranties, and subject to the terms and conditions, herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its best efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.

                  The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

                  The Company agrees to pay each Agent a commission, at the time of settlement of each sale of Securities by the Company as a result of a solicitation made by such Agent, in an amount to be agreed to by the Company and such Agent at the time of solicitation, it being understood and agreed that the commissions may not be the same for each Agent.

                  As Agents, you are authorized to solicit offers to purchase the Securities only in authorized denominations as set forth in the Prospectus at a purchase price equal to 100% of their principal amount unless otherwise indicated on the applicable pricing supplement to the Prospectus. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Securities other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Securities, as a whole or in part, and any such rejection by the Agents shall not be deemed a breach of their agreements contained herein.

                  (b) Unless the Company and the Agents otherwise agree, each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also



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specify certain provisions relating to the reoffering of such Securities by such
Agent. The commitment of any Agent to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall include a specification of the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities, and the time (each a "Time of Delivery") and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for officers' certificates, opinions of counsel and accountants' letters pursuant to Section 4 hereof.

                  (c) Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase, and purchases by any Agent as principal of, Securities, and the payment in each case therefor, are set forth in the Administrative Procedure attached hereto as Annex II (the "Procedure"). Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedure as it may be amended from time to time by written agreement between the Agents and the Company.

                  (d) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as a principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency (or if such Security is denominated in a composite currency, not to residents in any country issuing a currency comprising a portion of such composite currency), except, in each case, as permitted by applicable law.

                  3. Any documents required to be delivered pursuant to Section 6 hereof shall be delivered to such place within the Borough of Manhattan in The City of New York as the Agents may reasonably request.

                  4. The Company covenants and agrees with each Agent:

                  (a) To make no amendment or supplement (other than an amendment or supplement as a result of the Company's filing of its periodic reports under the Exchange Act) to the Registration Statement or the Prospectus after the date of any Terms Agreement and prior to the related Time of Delivery which shall be disapproved by any Agent promptly after reasonable notice thereof; to make no such amendment or supplement at any other time prior to having afforded each Agent a reasonable opportunity to review it;



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to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise each Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or become effective or any supplement to the Prospectus or any amended Prospectus has been filed with, or transmitted for filing to, the Commission (other than an amendment or supplement as a result of the Company's filing of its periodic reports under the Exchange Act), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as each time amended or supplemented in the form in which it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time within nine (9) months after sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document



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incorporated by reference in the Prospectus in order to comply with the Act, the
Exchange Act or the Trust Indenture Act, to notify such Agent as promptly as practicable and request such Agent to suspend solicitation of offers to purchase Securities from the Company, in its capacity as agent of the Company and, if so notified, such Agent shall forthwith cease such solicitations; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

                  (d) To make generally available to its security holders as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, an earnings statement or statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) and covering each twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of any sale of Securities hereunder;

                  (e) During the period when this Agreement is in effect, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to such Agent (i) as soon as they are available, a copy of each report and definitive proxy statement of the Company furnished to or filed with the Commission under the Exchange Act or mailed to shareholders; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request;

                  (f) That, from the date of any Terms Agreement with such Agent and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than nine months after such Time of Delivery and which are substantially similar to the Securities; provided, however, the foregoing restriction shall not apply to an issue of debt securities denominated in a currency other than U.S. dollars or to an issue of debt securities at least 90% of which is offered and sold outside the United States;



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                  (g) That each acceptance by the Company of an offer to
purchase Securities hereunder, and each sale of Securities to such Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such time;

                  (h) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of the Securities offered), and each time, if so indicated in the applicable Terms Agreement, the Company sells Securities to such Agent as principal, the Company shall furnish or cause to be furnished forthwith to such Agent, upon its request, a certificate of officers of the Company satisfactory to such Agent, dated the date of such supplement, amendment, incorporation or Time of Delivery related to such sale, in form satisfactory to such Agent in its reasonable judgment to the effect that the statements contained in the certificate referred to in Section 6(g) hereof which were last furnished to such Agent are true and correct at such date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

                  (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of the Securities offered), and each time, if so indicated in the applicable Terms Agreement, the Company sells Securities to such Agent as principal, the Company shall furnish or cause to be furnished forthwith to such Agent, upon its request, a written opinion of Sullivan & Cromwell, counsel for the Company, and a written opinion of Kathleen
E. Shannon, Vice President, Secretary and Associate General Counsel of the Company, or, in either case, other counsel satisfactory to such Agent in its reasonable judgment, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, each in form satisfactory to such Agent in its reasonable judgment to the effect that such Agent may rely on the opinion referred to in Section 6(c) or (d) hereof, as the case may be, which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of either such opinion, an opinion of the same tenor as the opinion referred to in Section 6(c) or (d) hereof, as the case may be, but modified to relate to



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the Registration Statement and the Prospectus as amended and supplemented to such date; and

                  (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's consolidated financial statements, or, if so indicated in the applicable Terms Agreement, each time the Company sells Securities to such Agent as principal, the Company shall cause its independent public accountants forthwith to furnish such Agent, upon its request, a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, in form satisfactory to such Agent in its reasonable judgment, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that where such amendment or supplement only sets forth unaudited quarterly financial information, the scope of such letter may be limited to relate to such unaudited financial information unless any other accounting or financial information included therein is of a character that, in the reasonable judgment of the Agents, such letter should address such other information.

                  5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the transactions contemplated hereunder; (iii) the cost of printing, word-processing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including fees and disbursements of the Company's counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by security rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities;



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(viii) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each Agent shall pay all other fees and expenses it incurs.

                  6. The obligation of any Agent, as agent of the Company, to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement, shall be subject, in such Agent's reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct at and as of the date of this Agreement, the date of each such solicitation, any settlement date related to the acceptance of such an offer, and each Time of Delivery, the condition that the Company shall have performed all of its obligations hereunder theretofore in each case to be performed and the following additional conditions, where applicable:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or to the knowledge of the Company or such Agent, shall be contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

                  (b) Such Agent shall have received, upon its request, from Davis, Polk & Wardwell, counsel to the Agents, such opinion, dated the date of this agreement and the Time of Delivery as specified in the applicable Terms Agreement, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus as amended or supplemented, and other related matters as such Agent may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

                  (c) Such Agent shall have received an opinion or opinions of Sullivan & Cromwell, counsel for the Company, dated any applicable date referred to in Section 4(i) to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

                  (ii) The Registration Statement, as of the date it became effective, and the Prospectus as amended or supplemented, as of the date of such opinion, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the



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         rules and regulations of the Commission thereunder (except that no opinion need be expressed as to financial statements and other financial data);

                  (iii) Nothing has come to the attention of such counsel in their review (as described in such opinion) that has caused them to believe that the Registration Statement, as of the date the Registration Statement became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented, as of the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (except that (A) no opinion need be expressed as to financial statements and other financial data or as to the statement of the eligibility and qualification of the Trustee and (B) such counsel may state that they assume no responsibility for the accuracy or fairness of the statements contained in the Registration Statement and the Prospectus as amended or supplemented except for those made under the captions "Description of Debt Securities" in the Prospectus and "Description of Series E Notes" and "Plan of Distribution of Series E Notes" in the Prospectus as amended or supplemented, insofar as they relate to provisions of documents therein described);

                  (iv) The series constituting the Securities has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of the issue and sale thereof have been duly authorized and established by all necessary corporate action in conformity with the Indenture and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor as contemplated by this Agreement and any applicable Terms Agreement, such Security will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act; and

                  (vi) This Agreement (and any applicable Terms Agreement) has been duly authorized, executed and delivered by the Company;

                  In providing such opinion, such counsel may assume, in connection with their opinion set forth in paragraph (iv) above, that at or prior to the time of the delivery of each Security the authorization of the series constituting the Securities will not have been modified or rescinded and, with respect to each Security and that such Security will conform to the form of the Securities examined by such counsel. Such counsel may also assume that none of the terms of any Security nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will result in a violation of any agreement or instrument then binding upon the Company, or violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the Company. Such counsel may also state in rendering their opinion set forth in paragraph (iv) above, that, as of the date of such opinion, a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in U.S. dollars and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

                  (d) Such Agent shall have received an opinion of Kathleen E. Shannon, Vice President, Secretary and Associate General Counsel of the Company, dated any applicable date referred to in Section 4(i) to the effect that:

                  (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, and where failure to so qualify would have a material adverse effect on the financial position of the Company; and each of the Material Subsidiaries of the Company is a corporation duly organized and validly existing under the laws of the jurisdiction where it was incorporated and is duly licensed or admitted to transact business and is in good standing in each of the jurisdictions in which it is doing business and required to be licensed or admitted and where the failure to be so qualified or in good standing would have a material adverse effect upon its operations or financial condition; and, except as otherwise stated in such opinion, the capital stock of each Material Subsidiary is owned by the Company to the extent stated in the schedule set forth in the Prospectus as amended or supplemented, free and clear of any liens, encumbrances or other claims or restrictions (such counsel being entitled to rely with respect to the opinion required by this clause (i) upon opinions of local counsel as to matters governed by the laws of jurisdictions other than the State of New York);

             (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented;

            (iii) To the best knowledge and information of such counsel, there are no contracts or other documents required to be summarized or disclosed or filed as exhibits to the Registration Statement other than those filed as exhibits thereto, and there are no legal or governmental proceedings pending or threatened of a character required to be disclosed in the Registration Statement and the Prospectus as amended or supplemented which are not disclosed and properly described therein;

             (iv) The issue and sale of the Securities (provided that the terms of such securities shall have been established by all necessary corporate action in conformity with the Indenture), and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument in effect on the date of such opinion and known to such counsel, to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the ByLaws of the Company in effect on the date of such opinion, or any judgment, order or decree of any court or governmental body applicable to the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body of or in the United States is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement (and any applicable Terms Agreement) or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with solicitation by the Agents of the Company of offers to purchase Securities and with purchases of Securities by the Agents and any other firms as principals, as the case may be, both as contemplated by this Agreement (and any applicable Terms Agreement); and

              (v) Nothing which came to the attention of such counsel has caused her to believe that the Registration Statement, as of the date the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus as amended or supplemented, as of the date of such opinion, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that any document incorporated by reference in the Prospectus, as amended or supplemented on the date of such document's filing with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein (except for statements in any incorporated document which do not constitute a part of the Registration Statement or Prospectus pursuant to Rule 412 of Regulation C of the Commission under the Act), in the light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Prospectus as amended or supplemented (except that no opinion need be expressed as to financial statements and financial and statistical data), as of the date they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act and the Exchange Act and the rules and regulations thereunder;

              (e) At 11:00 A.M., New York City time, on any applicable date referred to in Section 4(j), the independent accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated such applicable date, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

              (f) (i) Neither the Company nor any of its subsidiaries shall have sustained after the date of the latest audited financial statements included or incorporated by reference in the Prospectus and (A) prior to the date of this Agreement, any material loss or interference with its business from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) prior to each Time of Delivery, any such loss or interference, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented through the date of the corresponding Terms Agreement, as the case may be, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented and (A) prior to the date of this Agreement, there shall not have been any material change in the capital stock (other than as occasioned by Common Stock having been issued pursuant to the Company's employee stock purchase plans, employee stock option plans and upon conversion of convertible securities), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus and (B) prior to each Time of Delivery, there shall not have been any such change or development, otherwise than as set forth or contemplated in the Prospectus as amended and supplemented through the date of the corresponding Terms Agreement, as the case may be, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be;

              (g) The Company shall have furnished or caused to be furnished to such Agent a certificate of the President or any Executive or Senior Vice President and a principal financial or accounting officer of the Company, dated any applicable date referred to in Section 4(h) in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct as of such applicable date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such applicable date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, since the respective dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in or materially affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented; and

              (h) During the period between the date of any Terms Agreement and the related Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the reasonable judgment of such Agent, is to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities or the purchase by such Agent of Securities from the Company, as principal; (ii) a general moratorium on commercial banking activities in New York declared by either

Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event in the reasonable judgment of such Agent is to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities or the purchase of Securities by such Agent from the Company as principal; (iv) the suspension in trading in the common stock of the Company on the New York Stock Exchange if the effect of such event in the reasonable judgment of such Agent is to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities or the purchase of Securities by such Agent from the Company as principal; or (v) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

              7. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented, and any other prospectus relating to the Securities or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Prospectus as amended or supplemented; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not apply to any such losses, claims, damages or liabilities asserted against such Agent by any purchaser of Securities to the extent that such losses, claims, damages or liabilities result from the fact that a copy of the Prospectus furnished by the Company (excluding any documents incorporated by reference therein) was not sent or given to such purchaser at or prior to the written confirmation of the sale of such Securities to such purchaser.

              (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as incurred.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

              (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the provisos in subsection (a) above are applicable, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

              8. In soliciting offers by others to purchase Securities from the Company, each Agent is acting solely as agent for the Company, and not as principal (other than in respect of any purchase by an Agent pursuant to a Terms Agreement). Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase for any reason is not consummated. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

              9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company or its officers set forth in or pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or the Company or any of its officers or directors or any controlling person, and shall survive each delivery of and payment for any of the Securities.

              10. The provisions of this Agreement relating to the solicitation of offers to purchase the Securities may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of any such suspension or termination, with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred and no party shall have any liability to the other party hereto, except as provided in the third paragraph of Section 2(a), Section 5, Section 7,
Section 8 and Section 9 and except that, if at the time of such suspension or termination, an offer for the purchase of Securities shall have been accepted by the Company but the delivery of the Securities relating thereto to the purchaser or his agent shall not yet have occurred, the Company shall have the obligations provided in subsections (g),
(h), (i) and (j) of Section 4.

              11. Except as otherwise specifically provided herein or in the Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 363-7609, Attention: Credit Department, and if to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to World Financial Center at North Tower, 10th Floor, 250 Vesey Street, New York, New York 10281, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management, and if to Morgan Stanley & Co. Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 1585 Broadway, 2nd Floor, New York, New York 10036, Facsimile Transmission No. (212) 761-0785, Attention: Manager - Continuously Offered Products, with a copy to: Morgan Stanley & Co. Incorporated, 1585 Broadway, 34th Floor, New York, New York 10036, Attention: Peter Cooper-Investment Banking Information Center, Facsimile Transmission No. (212) 761-0260 and if to Salomon Brothers Inc shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Seven World Trade Center, 32nd Floor, New York, New York, 10048, Facsimile Transmission No. (212) 783-2274,
Attention: Medium-Term Note Department, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 70 Pine Street, New York, New York 10270, Attention:
Secretary.

              12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

              13. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

              14. Time shall be of the essence in this Agreement and any Terms Agreement.

              15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

              If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                  Very truly yours,

                                  AMERICAN INTERNATIONAL GROUP, INC.

                                  By /s/ Edward Matthews
                                     -----------------------------------
                                     Name: Edward Matthews
                                     Title:  Vice Chairman-Finance and
                                             Principal Financial Officer

Accepted in New York, New York,
as of the date hereof:

/s/ Goldman, Sachs & Co.
- --------------------------------------
  (Goldman, Sachs & Co.)

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated

By /s/ Scott G. Primrose
  ------------------------------------
  Name: Scott G. Primrose
  Title: Authorized Signatory

Morgan Stanley & Co. Incorporated

By /s/ Michael Rollins
  ------------------------------------
  Name: Michael Rollins
  Title: Vice President

Salomon Brothers Inc

By /s/ Pamela Kendall
  ------------------------------------
  Name: Pamela Kendall
  Title: Vice President

                                                                       ANNEX I

                       AMERICAN INTERNATIONAL GROUP, INC.

                                  $------------

                           MEDIUM-TERM NOTES, SERIES E

                                 TERMS AGREEMENT

                                                                        [Date]

[Name(s) and Address(es) of other Agent(s)]

Ladies and Gentlemen:

    American International Group, Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated June 11, 1996 (the "Distribution Agreement"), between the Company on the one hand and [Name(s) of Agent(s)] (individually, an "Agent" and collectively, the "Agents") on the other, to issue and sell to [Name(s) of Agent(s)] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

    An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

    Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Name(s) of Agent(s)] and [Name(s) of Agent(s)] agree[s] to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us ______ counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                  American International
                                  Group, Inc.

                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

Accepted:



[Name(s) of Agent(s)]

By:
   ----------------------------
   Name:
   Title:

                                                           Schedule to Annex I

Title of Purchased Securities:
    Medium-Term Notes, Series E

Aggregate Principal Amount:
    [$_______________ or units of other Specified Currency

[Price to Public:]
Purchase Price by [Name(s) of Agent(s)]:
    % of the principal amount of the Purchased Securities [, plus accrued interest from _________ to _________] [and accrued amortization, if any, from _________ to __________]

Method of and Specified Funds for Payment of Purchase Price:

    [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House] [immediately available] funds]

[By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Indenture:
    Indenture, dated as of July 15, 1989, between the Company and The Bank of New York, as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:
    [%]

Interest Payment Dates:
    [months and dates]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

         (1) The officers' certificate referred to in Section 4(h).

         (2) The opinions of counsel to the Company referred to in Section 4(i).

         (3) The accountants' letter referred to in Section 4(j).

                                                                      ANNEX II

                       American International Group, Inc.

                            Administrative Procedure

    This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated June 11, 1996 (the "Distribution Agreement"), between American International Group, Inc. (the "Company") and [Name of Agent(s)] (individually, an "Agent" and collectively, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

    The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent, as principal, other than pursuant to a Terms Agreement, as the "Purchasing Agent".

    The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

    Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

    Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

    In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of April 14, 1989 (the "Certificate Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by the Company:

    The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

    Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

    The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Agent and Settlement
Procedures:

    A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

         (1) Principal Amount of Book-Entry Securities to be purchased;

         (2) If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

         (3) Trade Date;

         (4) Settlement Date;

         (5) Maturity Date;

         (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

         (7) Issue Price;

         (8) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

         (9) Net Proceeds to the Company;

              (1) If a redeemable Book-Entry Security, such of the following as are applicable:

              (i)    Redemption Commencement Date,

              (ii)   Initial Redemption Price (% of par), and

              (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

         (10) If a Floating Rate Book-Entry Security, such of the following as are applicable:

              (i)    Interest Rate Basis,

              (ii)   Index Maturity,

              (iii)  Spread or Spread Multiplier,

              (iv)   Maximum Rate,

              (v)    Minimum Rate,

              (vi)   Initial Interest Rate,

              (vii)  Interest Reset Dates,

              (viii) Calculation Dates,

              (ix)   Interest Determination Dates,

              (x)    Interest Payment Dates,

              (xi)   Regular Record Dates, and

              (xii)  Calculation Agent;

         (11) Name, address and taxpayer identification number of the registered owner(s);

         (12) Denomination of certificates to be delivered at settlement;

         (13) Book-Entry Security or Certificated Security; and

         (14) Selling Agent or Purchasing Agent.

    B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

    C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Ratings Group:

         (1)  The applicable Sale Information;

         (2) CUSIP number of the Global Security representing such Book-Entry Security;

         (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

         (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be, which number will be supplied by such Selling Agent or Purchasing Agent;

         (5)  The interest payment period; and

         (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (or, in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

    D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

    E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

    F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission or discount, as the case may be. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

    G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

    H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

    I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at The Bank of New York, New York, New York, DDA Account No. 8230122580, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

    J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

    K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

    L. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:

    If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, with a copy to the Trustee, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission via the Commission's EDGAR System pursuant to Rule 424 under the Act.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

    The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Book-Entry Security.

Date of Settlement:

    The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the third Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Company and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

Trustee Not to Risk Own Funds:

     Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payments to the Company, the Agents or the Depositary or any purchaser, it being understood by all parties that payments made by the Trustee to the Company or the Agents, or the Depositary, or any purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Settlement Procedure Timetable:

     For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the third Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


SETTLEMENT
PROCEDURE                      TIME
A        5:00 p.m.             on the Business Day following the Trade Date or
                               10:00 a.m. on the Business Day prior to the
                               Settlement Date, whichever is earlier

B        12:00 noon            on the second Business Day immediately preceding
                               the Settlement Date

C        2:00 p.m.             on the second Business Day immediately preceding
                               the Settlement Date

D        9:00 a.m.             on the Settlement Date
E        10:00 a.m.            on the Settlement Date
F-G      2:15 p.m.             on the Settlement Date
H        4:45 p.m.             on the Settlement Date
I        5:00 p.m.             on the Settlement Date



     If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

     If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "canceled", make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) promptly notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PART II:  ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated

Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Agent:

     After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

         (1)      Principal Amount of Certificated Securities to be purchased;

         (2) If a Fixed Rate Certificated Security, the interest rate and initial interest payment date;

         (3)      Trade Date;

         (4)      Settlement Date;

         (5)      Maturity Date;

         (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

         (7)      Issue Price;

         (8) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

         (9)      Net Proceeds to the Company;

         (10) If a redeemable Certificated Security, such of the following as are applicable:

                  (i)   Redemption Commencement Date,

                  (ii)  Initial Redemption Price (% of par), and

                  (iii) Amount (% of par) that the Redemption Price shall
                        decline (but not below par) on each anniversary of the Redemption Commencement Date;

         (11) If a Floating Rate Certificated Security, such of the following as are applicable:

                  (i)   Interest Rate Basis,

                  (ii)  Index Maturity,

                  (iii) Spread or Spread Multiplier,

                  (iv)  Maximum Rate,

                  (v)   Minimum Rate,

                  (vi)   Initial Interest Rate,

                  (vii)  Interest Reset Dates,

                  (viii) Calculation Dates,

                  (ix)   Interest Determination Dates,

                  (x)    Interest Payment Dates,

                  (xi)   Regular Record Dates, and

                  (xii)  Calculation Agent;

         (12) Name, address and taxpayer identification number of the registered owner(s);

         (13)     Denomination of certificates to be delivered at settlement;

         (14)     Book-Entry Security or Certificated Security; and

         (15)     Selling Agent or Purchasing Agent.

Preparation of Pricing Supplement by Company:

     If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, with a copy to the Trustee, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission via the Commission's EDGAR System pursuant to Rule 424 under the Act.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Certificated Security.

Date of Settlement:

     All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Trustee Not to Risk Own Funds:

     Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payments to the Company, the Agents or any purchaser, it being understood by all parties that payments made by the Trustee to the Company or the Agents, or any purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Instruction from Company to Trustee for Preparation of Certificated Securities:

     After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

     The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

     The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

     In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, make available for delivery the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

     In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, make available for delivery the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

Failure of Purchaser to Pay Selling Agent:

     If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     The Trustee will cancel the Certificated Security in respect of which the failure occurred and make appropriate entries in its records.

                                                                       ANNEX III

                               ACCOUNTANTS' LETTER

     Pursuant to Sections 4(j) and 6(e), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the Agents [and are attached hereto];

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Agents] [are attached hereto]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting

                                      III-1
         requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the

                                      III-2

             Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                      (B) any other unaudited income statement data and balance
             sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                      (C) the unaudited financial statements which were not
             included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                      (D) any unaudited pro forma consolidated condensed
             financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                      (E) as of a specified date not more than five days prior
             to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Agents, or any increases in any items specified

                                      III-3
             by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                      (F) for the period from the date of the latest financial
             statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vi) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the date referred to in Section 6(e) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.

                                      III-4